UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

001-11693

(Commission File Number)

6601 Bermuda Road, Las Vegas, NV 89119

(Address of registrant’s principal executive office)

(702) 897-7150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

Indenture

On October 17, 2017, Scientific Games International, Inc. (“SGI”), a wholly owned subsidiary of Scientific Games Corporation (the “Company”), issued $350.0 million in aggregate principal amount of senior secured notes due 2025 (the “Secured Notes”) at an issue price of 100.0% in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons under Regulation S under the Securities Act.  The Secured Notes were issued pursuant to an indenture, dated as of October 17, 2017, among SGI, as issuer, the Company and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, the “Collateral Agent”) and trustee (the “Indenture”).

The Secured Notes bear interest at the rate of 5.000% per annum, which accrues from October 17, 2017 and is payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2018.

SGI may redeem some or all of the Secured Notes at any time prior to October 15, 2020, at a redemption price equal to 100% of the principal amount of the Secured Notes plus accrued and unpaid interest, if any, to the date of redemption plus a “make whole” premium. SGI may redeem some or all of the Secured Notes at any time on or after October 15, 2020 at the prices specified in the Indenture. In addition, at any time on or prior to October 15, 2020, SGI may redeem up to 35% of the initially outstanding aggregate principal amount of the Secured Notes at a redemption price of 105% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds from one or more equity offerings of the Company.  Additionally, if a holder of the Secured Notes is required to be licensed, qualified or found suitable under any applicable gaming laws or regulations and that holder does not become so licensed or qualified or is not found to be suitable, then SGI will have the right to, subject to certain notice provisions set forth in the Indenture, (1) require that holder dispose of all or a portion of those Secured Notes or (2) redeem the Secured Notes of such holder at a redemption price calculated as set forth in the Indenture.  If the Company or SGI experiences specific kinds of changes in control or the Company or any of its restricted subsidiaries sells certain of its assets, then SGI must offer to repurchase the Secured Notes on the terms set forth in the Indenture.

The Secured Notes are senior secured obligations of SGI, equally and ratably secured with SGI’s obligations under its credit agreement and its indenture, dated as of November 21, 2014, governing its 7.000% senior secured notes due 2022.  The Secured Notes rank equally with SGI’s existing and future senior debt and senior to SGI’s existing and future senior subordinated debt.  The Secured Notes are guaranteed on a senior secured basis by the Company and each of its wholly-owned domestic restricted subsidiaries (other than SGI and certain immaterial subsidiaries).

The Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all of its assets, or create certain liens and other encumbrances on its assets.

The Indenture contains events of default customary for agreements of their type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or SGI, all outstanding Secured Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the then outstanding Secured Notes, may declare all of the Secured Notes to be due and payable immediately.

Collateral Agreement

In connection with the issuance of the Secured Notes, SGI, the Company and the other guarantors party thereto and the Collateral Agent, entered into a collateral agreement, dated as of October 17, 2017 (the “Collateral Agreement”), pursuant to which SGI, the Company and the other guarantors granted a security interest in the Collateral (as defined in the Collateral Agreement) to the Collateral Agent.

The foregoing descriptions of the Indenture and the Collateral Agreement do not purport to be complete and are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, all of which are incorporated herein by reference.

Item 2.03  Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

4.1

Indenture, dated as of October 17, 2017, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent, relating to the 5.000% Senior Secured Notes due 2025.

4.2

Collateral Agreement, dated as of October 17, 2017, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent.

EXHIBIT INDEX

4.1

Indenture, dated as of October 17, 2017, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent, relating to the 5.000% Senior Secured Notes due 2025.

4.2

Collateral Agreement, dated as of October 17, 2017, among Scientific Games International, Inc., as issuer, Scientific Games Corporation and the other guarantors party thereto and Deutsche Bank Trust Company Americas, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: October 17, 2017	By:	/s/ Michael A. Quartieri
		Name:	Michael A. Quartieri
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary